Riviera Holdings Corporation
                2901 Las Vegas Boulevard South
                      Las Vegas, NV 89109
              Investor Relations: (800) 362-1460
                      TRADED: AMEX - RIV
                      www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
William Westerman, Chairman                 Betsy Truax, Skorpus Consulting
(702) 794-9237 Voice                        (208) 241-3704 Voice
(702) 794-9277 Fax                          (208) 232-5317 Fax
Email:  wwesterman@theriviera.com           Email:   betsytruax_hartman@msn.com


FOR IMMEDIATE RELEASE:


      RIVIERA HOLDINGS CORPORATION ANNOUNCES DATE CHANGE OF 2008 ANNUAL MEETING
                       OF STOCKHOLDERS TO MAY 28, 2008



Las Vegas, NV May 6, 2008 -- Riviera Holdings Corporation (AMEX: RIV) today announced that its Annual Meeting of Stockholders will be adjourned from May 13, 2008, and rescheduled to be held on May 28, 2008, at the Riviera Hotel and Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, at 11:00 a.m., local time.

The annual meeting will be adjourned to May 28, 2008 due to a delay in the mailing of proxy materials to certain stockholders, and to provide stockholders with additional time to receive and review the proxy materials.

The record date to vote at the Annual Meeting will remain April 1, 2008. Additional information regarding the annual meeting and the agenda is included in the Company's proxy statement filed April 4, 2008, with the Securities and Exchange Commission and mailed to stockholders.

About Riviera Holdings Corporation:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV. For additional information, please visit the Company's website at www.rivierahotel.com.